Exhibit 5.1


                              ATTORNEYS AT LAW                 San Francisco, CA
Cooley Godward LLP                                             415 693-2000


                                                               Menlo Park, CA
                              Five Palo Alto Square            415 843-5000
                              3000 El Camino Real
                              Palo Alto, CA                    San Diego, CA
                              94306-2155                       619 550-6000
                              Main 415 843-5000
                              Fax  415 857-0663                Boulder, CO
                                                               303 546-4000

                              http://www.cooley.com            Denver, CO
                                                               303 606-4800



June 30, 1997



SUGEN, Inc.
351 Galveston Drive
Redwood City, CA  94063-4720

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by SUGEN, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an additional 650,000 shares of the Company's Common Stock, $.01 par value, (the "Shares") pursuant to its 1992 Stock Option Plan, as amended (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ Brian C. Cunningham
    ------------------------
        Brian C. Cunningham

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